                                                                   EXHIBIT 10.01







                          AGREEMENT AND PLAN OF MERGER



                               AND REORGANIZATION



                                  BY AND AMONG



                                   ESAT, INC.,



                               PN ACQUISITION CO.



                                       AND



                          PACIFICNET TECHNOLOGIES, INC.





                           DATED AS OF APRIL 13, 2000

                                TABLE OF CONTENTS



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ARTICLE 1  THE MERGER............................................................1

        Section  1.1 The Merger..................................................1

        Section  1.2 Consideration...............................................1

        Section  1.3 Articles of Incorporation and Bylaws of the Surviving
                      Corporation................................................2

        Section  1.4 Surrender and Exchange of PacificNet Common Stock...........2

        Section  1.5 Fractional Shares...........................................3

        Section  1.6 No Further Transfers........................................3

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF PACIFICNET..........................3

        Section  2.1 Organization; Qualification.................................4

        Section  2.2 Authority Relative to this Agreement........................4

        Section  2.3 Capitalization..............................................4

        Section  2.4 Subsidiaries; Absence of Certain Agreements.................5

        Section  2.5 [Reserved]..................................................5

        Section  2.6 Governmental Consents and Approvals.........................5

        Section  2.7 No Violations...............................................6

        Section  2.8 Financial Statements........................................6

        Section  2.9 Title to and Condition of Assets and Property...............6

        Section 2.10 Litigation..................................................7

        Section 2.11 Absence of Changes..........................................7

        Section 2.12 Undisclosed Liabilities; Commitments........................8

        Section 2.13 Environmental Matters.......................................8

        Section 2.14 Employee Benefit and Retirement Plans.......................9



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        Section 2.15 Labor Matters...............................................9

        Section 2.16 Information for Filings....................................10

        Section 2.17 Taxes......................................................10

        Section 2.18 Inventory..................................................11

        Section 2.19 Proprietary Rights.........................................11

        Section 2.20 Surety Obligations.........................................12

        Section 2.21 No Brokers. Except as set forth on the PacificNet
                       Disclosure Schedule......................................12

        Section 2.22 Records....................................................12

        Section 2.23 Compliance With Law; Conduct...............................12

        Section 2.24 Insurance..................................................12

        Section 2.25 Receivables................................................13

        Section 2.26 [RESERVED].................................................13

        Section 2.27 Bank Accounts; Powers of Attorney..........................13

        Section 2.28 Product and Service Warranties.............................13

        Section 2.29 Transactions with Affiliates...............................13

        Section 2.30 Price and Customer Lists...................................14

        Section 2.31 Corrupt Practices..........................................14

        Section 2.32 No Default.................................................14

        Section 2.33 Additional Items Reflected in the PacificNet Disclosure
                       Schedule.................................................14

        Section 2.34 Copies of Documents; Accuracy of Information Furnished.....15

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF ESAT AND PNAC......................15

        Section 3.1 Organization; Qualification.................................15

        Section 3.2 Authority Relative to this Agreement........................15



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        Section 3.3 Common Stock................................................16

        Section 3.4 Validity of Shares to be Issued.............................16

        Section 3.5 Governmental Consents and Approvals.........................16

        Section 3.6 No Violations...............................................16

        Section 3.7 Financial Statements; SEC Reports...........................17

        Section 3.8 Litigation..................................................17

        Section 3.9 Information of Filings......................................17

        Section 3.10 No Brokers.................................................17

        Section 3.11 Copies of Documents; Accuracy of Information Furnished.....18

        Section 3.12 Due Diligence of eSat......................................18

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF OWNERS.............................18

        Section 4.1 Title to Shares.............................................18

        Section 4.2 Authority Relative to this Agreement........................18

        Section 4.3 Transfers to PacificNet.....................................19

        Section 4.4 Certain Transactions or Arrangements........................19

        Section 4.5 Investments in Competitors..................................19

        Section 4.6 Representations.............................................19

        Section 4.7 Investment Representation...................................19

        Section 4.8 Copies of Documents; Accuracy of Information Furnished......20

ARTICLE 5  ADDITIONAL AGREEMENTS................................................20

        Section 5.1 Conduct of Business of PacificNet...........................20

        Section 5.2 Issuance of Options.........................................20

        Section 5.3 Forbearances by PacificNet..................................20

        Section 5.4 No Solicitation.............................................21

        Section 5.5 Investigation of Business and Properties....................22

        Section 5.6 Confidentiality.............................................22



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        Section 5.7 Public Announcements........................................22

        Section 5.8 Agreement to Consummate.....................................23

        Section 5.9 Registration Rights.........................................23

        Section 5.10 PacificNet Shareholders' Approval..........................23

        Section 5.11 PNAC Shareholder's Approval................................23

        Section 5.12 Agreement Regarding Brokers................................23

        Section 5.13 Notice.....................................................23

        Section 5.14 Representation, Warranties, and Agreements; Survival.......24

        Section 5.15 Indemnification............................................24

        Section 5.16 Resolution of Disputed Claims under Section 5.15...........25

        Section 5.17 Tax Return Filings.........................................27

        Section 5.18 Election to Board of Directors.............................27

        Section 5.19 Section 368(a)(2)(D) Reorganization........................27

        Section 5.20 Condition Subsequent.......................................27

ARTICLE 6  CONDITIONS PRECEDENT TO CLOSING AND POST-CLOSING COVENANTS...........28

        Section 6.1 General Conditions..........................................28

        Section 6.2 Conditions to Closing in Favor of PacificNet................28

        Section 6.3 Conditions to Closing in Favor of eSat......................29

ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER....................................31

        Section 7.1 Termination.................................................31

        Section 7.2 Effect of Termination.......................................31

        Section 7.3 Amendment...................................................31
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        Section 7.5 Dual Transactions...........................................32

ARTICLE 8  GENERAL PROVISIONS...................................................32

        Section 8.1 Notices.....................................................32

        Section 8.2 Fees and Expenses of the Transaction........................33

        Section 8.3 Interpretation..............................................33

        Section 8.4 Counterparts................................................33

        Section 8.5 Miscellaneous...............................................33

        Section 8.6 Survival....................................................34

        Section 8.7 Mutual Cooperation..........................................34

ARTICLE A - InterWireless Disclosure Schedule...................................1

ARTICLE B - eSat Disclosure Schedule............................................1

ARTICLE C - Owners Disclosure Schedule..........................................1



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                                LIST OF EXHIBITS


Exhibit A      Articles of Merger..........................................................A-1

Exhibit B      Form of Certificates of Approval of Agreement of Merger.....................B-1

Exhibit C      Opinion of Counsel for eSat.................................................C-1

Exhibit D      Shareholder Acknowledgments.................................................D-1

Exhibit E      Opinion of Counsel for PacificNet...........................................E-1

Exhibit F      Form of Noncompetition Agreement with Owners................................F-1

Exhibit G      Registration Rights.........................................................G-1

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


        This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made as of April 13, 2000, by and among eSat, Inc., a Nevada corporation, ("eSat"), PN Acquisition Co., a Nevada corporation and wholly-owned subsidiary of eSat ("PNAC" or "Surviving Corporation"), PacificNet Technologies, Inc., a California corporation ("PacificNet"), and the shareholders of PacificNet whose names are set forth on the signature page of this Agreement ("Owners").


                            RECITALS OF THE PARTIES:

        A. The respective Boards of Directors of eSat, PNAC and PacificNet have approved the merger (the "Merger") of PacificNet with and into PNAC in accordance with the laws of the States of Nevada and California and the provisions of this Agreement.

        B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

        C. eSat, PNAC, PacificNet and Owners desire to make certain representations, warranties and agreements in connection with, and to establish various conditions precedent to, the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1

                                   THE MERGER

        Section 1.1 The Merger. Pursuant to the terms and conditions of this Agreement, PacificNet will be merged with and into PNAC pursuant to the Nevada General Corporation Law ("NGCL") in the manner and with the effect set forth herein. Subject to the conditions contained in Article 6 of this Agreement, executed Articles of Merger, the form of which is attached as Exhibit A hereto, together with an executed Certificate of Approval of Agreement of Merger from eSat, PNAC and PacificNet, the forms of which are attached as Exhibit B hereto, will be filed with the Secretary of State of the State of Nevada as soon as practical following the time when the last of the conditions set forth in
Article 6 of this Agreement shall have been fulfilled or waived in writing in accordance with such Article, or such earlier or later date as may be mutually agreed to by eSat and PacificNet.

        Section 1.2 Consideration. The total merger consideration payable to PacificNet shall be 2,750,000 shares of eSat common stock. On the Effective Date, each of the issued and



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outstanding shares of common stock of PacificNet ("PacificNet Common Stock"), shall be converted into and become a right to receive 275 shares of duly authorized, validly issued, fully paid and nonassessable shares of common stock of eSat ("eSat Common Stock"). The number of shares of eSat Common Stock into which the PacificNet Common Stock shall be converted shall be referred to as the "Merger Consideration." Each share of PacificNet Common stock held in the treasury of PacificNet or by a wholly-owned subsidiary of PacificNet shall be canceled as of the Effective Date and no portion of the Merger Consideration shall be payable with respect thereto.

        Section 1.3 Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation of Surviving Corporation as in effect on the Effective Date of the Merger shall remain the Articles of Incorporation of the Surviving Corporation until same shall be amended in accordance with law or the Articles of Incorporation except that, as part of the Merger, the Surviving Corporation shall change its name to "PacificNet Technologies, Inc."

               The Bylaws of Surviving Company as in effect on the Effective Date of the Merger shall remain the Bylaws of the Surviving Corporation until same shall thereafter be altered, amended or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation or said Bylaws.

               The directors of the Surviving Corporation at the Effective Date of the Merger shall be as follows: Michael C. Palmer, Chester L. Noblett, Jr., Salvatore A. Piraino, David Pennells and Richard Elliot. The officers of the Surviving Corporation at the Effective Date of the Merger shall be as follows:
President, Richard Elliot; Vice President, David Pennells; Vice President, Michael C. Palmer; Secretary, David Pennells; and Chief Financial Officer/Treasurer and Assistant Secretary, Mark Basile.

        Section 1.4 Surrender and Exchange of PacificNet Common Stock.

               (a) On the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of PacificNet Common Stock (the "PacificNet Certificates") shall surrender such PacificNet Certificates to eSat or to such agent or agents (the "Transfer Agent") as may be designated by eSat and shall receive in exchange therefor, upon satisfaction of customary delivery requirements, certificates representing the number of whole shares of eSat Common Stock into which shares of PacificNet Common Stock have been converted, using the conversion ratio of 275 shares of eSat Common Stock for one share of PacificNet Common Stock, together with a check representing the cash adjustments for fractional shares, if any.

               (b) If any certificate evidencing shares of PacificNet Common Stock is to be issued in a name other than that in which the PacificNet Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the PacificNet Certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Transfer Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of eSat Common Stock in any name



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other than that of the registered holder of the PacificNet Certificate surrendered or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable.

               (c) Until so surrendered and exchanged, each outstanding PacificNet Certificate after the Effective Date shall be deemed for all corporate purposes (other than voting and the payment of dividends or other distributions as described below) to evidence the number of whole shares of eSat Common Stock into which the shares of PacificNet Common Stock represented by such PacificNet Certificates are to be converted pursuant to Section 1.4(a) of this Agreement; provided, however, that no dividends or other distributions, if any, in respect to such shares of eSat Common Stock, declared after the Effective Date and payable to holders of record after the Effective Date, shall be paid to the holders of any unsurrendered PacificNet Certificates until such PacificNet Certificates are surrendered. Subject to the effect, if any, of applicable law, after the surrender and exchange of PacificNet Certificates, the record holders thereof on the date of exchange shall be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of whole shares of eSat Common Stock for which such PacificNet Certificate was exchangeable. Holders of any unsurrendered PacificNet Certificates shall not be entitled to vote until such unsurrendered PacificNet Certificates are exchanged pursuant to this Section 1.4.

        Section 1.5 Fractional Shares. No fractional share certificates of eSat Common Stock shall be issued in connection with the conversion of shares of PacificNet Common Stock in the Merger nor will any outstanding fractional share interest entitle the owner thereof to vote, to receive dividends or to exercise any other right of a stockholder of eSat. In lieu of any such fractional shares, any holder of PacificNet Common Stock shall, upon surrender thereof, be paid in cash the value of each such fraction, which for this purpose shall be the product of such fraction multiplied by the average of the closing prices of eSat Common Stock on the OTC Bulletin Board on the three previous trading dates before the date of this Agreement, subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization applicable to shares of eSat Common Stock held of record on or before the Effective Date to the extent not reflected in such closing price.

        Section 1.6 No Further Transfers. On the Effective Date, the stock transfer books of PacificNet shall be closed, and no further transfer of PacificNet Common Stock shall thereafter be made.


                                   ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF PACIFICNET

               Except as expressly set forth in the disclosure schedule delivered to eSat by PacificNet contemporaneously with the execution hereof (the "PacificNet Disclosure Schedule"), for itself, and for each of its Subsidiaries, PacificNet hereby represents and warrants to eSat and PNAC as follows, which representations and warranties are made as of the date hereof and as of the Effective Date and shall survive the Effective Date regardless of what investigations, if any,



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eSat or PNAC shall have made prior hereto. Where any representation and warranty is qualified as being "to the best knowledge of PacificNet," or with words of a similar affect, such shall mean the actual knowledge of David Pennells and Richard Elliot.

        Section 2.1 Organization; Qualification. PacificNet is a corporation duly organized, validly existing and in good standing under the laws of the State of California. PacificNet has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. PacificNet is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalization, financial position, operations, results of operations or prospects (a "Material Adverse Affect") on PacificNet. PacificNet has heretofore delivered to eSat complete and correct copies of its Articles of Incorporation and Bylaws as such are currently in effect.

        Section 2.2 Authority Relative to this Agreement. PacificNet has full corporate power and authority to execute, deliver and perform this Agreement and, subject to stockholder approval, to consummate the transactions contemplated hereby. The execution and delivery by PacificNet of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of PacificNet and, except for approval of the Merger by the shareholders of PacificNet, no other corporate proceedings on the part of PacificNet are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by PacificNet and, subject to shareholder approval, constitutes a legal, valid and binding obligation of PacificNet, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

        Section 2.3 Capitalization. The authorized capital stock of PacificNet consists of 100,000 shares of PacificNet Common Stock, of which, as of the date hereof, 10,000 shares of PacificNet Common Stock are validly issued and outstanding, fully paid and nonassessable. As of the date of this Agreement there are no shares of PacificNet Common Stock held in the treasury of PacificNet and there are no other shares of the capital stock of PacificNet. As of the date hereof, except as disclosed in the PacificNet Disclosure Schedule, there are no outstanding options, warrants, rights or other commitments to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from PacificNet, any shares of its capital stock. No shares of PacificNet' capital stock have been issued in violation of any preemptive rights or applicable federal or state securities laws. Except pursuant to the California General Corporation Law, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of PacificNet or on the ability of PacificNet to declare and pay dividends. There are no outstanding obligations of PacificNet to repurchase, redeem or otherwise acquire any capital stock or other securities of PacificNet.



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

        Section 2.4 Subsidiaries; Absence of Certain Agreements. The PacificNet Disclosure Schedule identifies all PacificNet Subsidiaries, and sets forth a true and complete listing of the authorized, issued and outstanding capital stock of each Subsidiary and the ownership of the capital stock of each Subsidiary. Each of such Subsidiaries has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Each is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes qualification necessary , except where failure to so quality, would not have a Material Adverse Affect on such Subsidiary. Except as set forth in the PacificNet Disclosure Schedule, (a) PacificNet has good and valid title to its equity interests in the Subsidiaries, respectively, in each case free and clear of all liens, (b) there are no outstanding subscriptions, warrants or other rights to purchase or otherwise acquire any equity securities of any Subsidiary, (c) there are no securities of PacificNet or any of its affiliates convertible into or exchangeable for equity securities of or voting securities of any Subsidiary, and (d) there are no obligations of PacificNet or any of its affiliates to issue, deliver or sell any capital stock, voting securities or securities convertible into or exchangeable for equity securities of or voting securities of any Subsidiary. The outstanding equity securities of each Subsidiary are validly issued, fully paid and non-assessable. As used in this Agreement, "Subsidiary" or "Subsidiaries," with respect to any corporation, shall mean any other corporation of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors of such other corporation is at the time directly or indirectly owned or controlled by such first corporation, or by such first corporation and one or more of its Subsidiaries.

               Except as set forth on the PacificNet Disclosure Schedule, PacificNet does not own or hold any securities of, or any interest in, any other person or entity nor is PacificNet subject to any joint venture, partnership or other arrangement that is created as a partnership for federal income tax purposes. Except as set forth in the PacificNet Disclosure Schedule, there are no voting trusts or other agreements by and between or among PacificNet, or any or all of its shareholders, whether or not PacificNet is a party thereto, imposing any restrictions upon the transfer or voting of or otherwise pertaining to the securities of PacificNet (including, but not limited to the PacificNet Common Stock) or the ownership thereof. Any and all such restrictions set forth in the PacificNet Disclosure Schedule shall be duly complied with or effectively waived as of the Effective Date.

        Section 2.5 [Reserved].

        Section 2.6 Governmental Consents and Approvals. Except as disclosed on the PacificNet Disclosure Schedule, the execution, delivery and performance by PacificNet of this Agreement and the consummation of the transactions contemplated hereby require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency, instrumentality, court, or authority ("Governmental Body"), other than
(a) the filing of the Articles of Merger, (b) any applicable filings with and consents and/or approvals of state



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security commissions under state securities laws or similar laws and (c) such other consents, approvals, permits, authorizations, notifications or filings, the failure of which to obtain or make would have a Material Adverse Affect on PacificNet or materially adversely affect the ability of PacificNet to perform its obligations set forth herein or to consummate the transactions contemplated hereby.

        Section 2.7 No Violations. Except as disclosed on the PacificNet Disclosure Schedule, the execution, delivery and performance of this Agreement by PacificNet, the consummation by PacificNet of the transactions contemplated hereby or compliance by PacificNet with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws (or similar charter documents) of PacificNet, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action by any person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise), agreement, lease (of real or personal property) or other instrument or obligation to which PacificNet is a party or by which PacificNet may be bound, (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of PacificNet, or (d) to the best knowledge of PacificNet, violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to PacificNet, subject to actions required under certain of PacificNet' existing credit arrangements. Reference to PacificNet in this
Section 2.7 includes any of its Subsidiaries.

        Section 2.8 Financial Statements. The consolidated financial statements, financial statement schedules and notes to such financial statements and schedules of PacificNet for the year ended December 31, 1999, and the three months ended March 31, 2000, for PacificNet and separately for each of its Subsidiaries ("PacificNet Financial Statements"), are, to the best knowledge of PacificNet, complete and correct and were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as noted in the PacificNet Disclosure Schedule, and fairly present the information purported to be shown therein. All such PacificNet Financial Statements have been prepared from the books and records of PacificNet, which accurately and fairly reflect the transactions and dispositions of the assets of PacificNet, to the best knowledge of PacificNet. To the best knowledge of PacificNet, PacificNet does not have any liabilities, contingent or otherwise, whether due or to become due, other than as indicated on the latest balance sheet ("Latest PacificNet Balance Sheet") included in the PacificNet Financial Statements or as otherwise indicated in this Agreement or the PacificNet Disclosure Schedule. PacificNet has accrued all employee benefit costs required to be accrued and such accrual is reflected in the balance sheets included in the PacificNet Financial Statements.

        Section 2.9 Title to and Condition of Assets and Property. All property used in the business of PacificNet that is listed on the PacificNet Disclosure
Schedule is, or will be at the Effective Date, reflected as assets on the books and records of PacificNet or is leased by



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PacificNet. A list of all such property, real, personal or intangible, has been provided to eSat. At the Effective Date, none of such property will be owned by any Owner or any entity (other than PacificNet or a Subsidiary). PacificNet has, or at the Effective Date will have, good and marketable title to any and all assets reflected in the PacificNet Financial Statements or PacificNet' other books and records which are currently, or will be at the Effective Date, owned and used in the operation of its businesses, and such assets are, or will be at the Effective Date, free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except as set forth in the PacificNet Disclosure Schedule. The PacificNet Disclosure Schedule further sets forth a description of all real and personal property currently leased or otherwise occupied or used but not owned by PacificNet, true, correct and complete copies of which leases and other agreements, including all amendments and modifications thereto, have previously been delivered to eSat. Each of the leases is a valid and binding obligation of PacificNet and neither PacificNet nor, to the best knowledge of PacificNet, the lessor thereunder is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any such lease. PacificNet enjoys peaceful and undisturbed possession of its interests under all such leases. Except as set forth in the PacificNet Disclosure Schedule, PacificNet does not own any real property or any interest therein. To the actual knowledge of PacificNet, all personal property set forth in the PacificNet Disclosure Schedule is owned by PacificNet and, to the actual knowledge of PacificNet, except as set forth in the PacificNet Disclosure Schedule, all property owned or leased by PacificNet and reflected on the PacificNet Financial Statements or located on the premises of PacificNet, is in good operating condition and repair, ordinary wear and tear excepted, is suitable for the use to which it is put by PacificNet, is free from defects other than minor defects that do not interfere with or detract from the use or value thereof and is presently usable in the ordinary course of the operation of the business of PacificNet.

        Section 2.10 Litigation. Except as disclosed in the PacificNet Disclosure Schedule, there is no action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice ("Proceeding") pending or threatened in writing, or to the best knowledge of PacificNet, threatened verbally, against, relating to or affecting PacificNet or its Subsidiaries, or any of their respective properties or assets, or any officer or director of PacificNet or any of its Subsidiaries relating to, or arising from such person's activities as an officer or director of PacificNet or any of its Subsidiaries, at law or in equity, before any Governmental Body nor, to the best of PacificNet' knowledge, is there any basis for commencing a Proceeding that could have a Material Adverse Affect on PacificNet or any of its Subsidiaries. Neither PacificNet nor its Subsidiaries nor any of their respective properties or assets is specifically by name subject to any currently existing order, judgment, writ, decree or injunction. Except as disclosed in the PacificNet Disclosure Schedule, neither PacificNet nor any of its Subsidiaries is subject to any currently existing Proceeding by any Governmental Body.

        Section 2.11 Absence of Changes. Since the date of the Latest PacificNet Balance Sheet, except as disclosed in the PacificNet Disclosure Schedule, the business of PacificNet has been operated in the ordinary course consistent with past practice and there has not, to the actual knowledge of PacificNet, been with regard to PacificNet or any of its Subsidiaries (a) any



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material adverse change in the business, operations, properties, condition
(financial or otherwise), prospects, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown); (b) any dividend declared or paid or distribution made on capital stock, or any capital stock redeemed or repurchased; (c) any incurrence of debt with a maturity greater than one year; (d) any salary, bonus or compensation increases to any officers, employees or agents; (e) any pending or, to the best knowledge of PacificNet, threatened litigation or disputes; or (f) any other change in the nature of, or the manner of conducting, the business, other than changes that neither have had, nor reasonably may be expected to have, a Material Adverse Affect on PacificNet or any of its Subsidiaries.

        Section 2.12 Undisclosed Liabilities; Commitments. Except as disclosed in the PacificNet Disclosure Schedule, to the actual knowledge of PacificNet, neither PacificNet nor any of its Subsidiaries has any debts, guaranties, liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, and, to the actual knowledge of PacificNet, there is no basis for the assertion against PacificNet or any of its Subsidiaries of any such debt, guaranty, liability or obligation, (a) that were not accrued or reserved against in the PacificNet Financial Statements; (b) that were incurred after the date of the Latest PacificNet Balance Sheet, other than in the ordinary course of business; or (c) that in the aggregate have or can reasonably be expected to have a Material Adverse Affect on PacificNet or any of its Subsidiaries. PacificNet and any of its Subsidiaries have in all material respects performed all contracts, agreements and commitments to which it is a party, and there is not, to the actual knowledge of PacificNet, under any such contracts, agreements or commitments any existing default or event of default or event which with notice or lapse of time or both would constitute a default.

        Section 2.13 Environmental Matters. Except as disclosed in the PacificNet Disclosure Schedule, to the best knowledge of PacificNet, PacificNet and each of its Subsidiaries have duly complied with, their respective business, operations, assets, equipment, leaseholds and other facilities are in compliance with the provisions of all federal, state, local and applicable foreign environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, governing (a) air emissions, (b) discharges to surface water or ground water, (c) solid or liquid waste disposal, (d) the use, storage, generation, handling, transport, discharge, release, or disposal of toxic or hazardous substances or wastes, or (e) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 601 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., as amended, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., as amended, the Occupational Safety and Health Act of 1970, as amended ("OSHA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws, as well as similar environmental conservation and protection laws of the foreign jurisdictions in which PacificNet or any of its Subsidiaries have operations or facilities. There is no Proceeding pending or threatened in writing or, to the best knowledge of PacificNet, threatened verbally, against PacificNet or any of its Subsidiaries relating to the environment nor, to the best knowledge of PacificNet, is there a basis for an assertion against PacificNet or any of its Subsidiaries of any Proceeding.

        Section 2.14 Employee Benefit and Retirement Plans. The PacificNet Disclosure Schedule contains a list of all collective bargaining agreements, and all pension, bonus, profit-sharing, stock option or employee welfare agreements or arrangements to which PacificNet is a party or by which PacificNet is bound. All are in full force and effect. Except as set forth in the PacificNet Disclosure Schedule, during the past five years, PacificNet has not maintained or contributed to any defined benefit pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any multi-employer plans (as defined in Section 3(37)(A) of ERISA). Each employee benefit plan (as defined in Section 3(3) of ERISA) (each, an "Employee Benefit Plan" or "Plan") maintained for employees of PacificNet to which PacificNet has contributed and any related trust agreement, annuity contract or any other funding or implementing instrument complies currently in all material respects, as to form, operation and administration, with the provisions of ERISA, as amended, and all other applicable laws, rules and regulations and with the Internal Revenue Code of 1986, as amended (the "Code"), where required in order to be tax-qualified under Section 401(a) or 403(a) and 501(a) of the Code, and, to the best knowledge of PacificNet, no event has occurred that will cause disqualification of any such Plan under said Sections. All necessary governmental approvals for the Employee Benefit Plans have been obtained; each Employee Benefit Plan that is subject thereto meets the minimum funding standards of Section 302 of ERISA, Section 412 of the Code and any other applicable law, and no accumulated funding deficiency, whether or not waived, exists with respect to any such Plan; each Employee Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) has been duly authorized by the Board of Directors of PacificNet and a favorable determination as to the qualification under the Code of each such employee pension benefit plan has been made by the Internal Revenue Service. References to PacificNet in this Section 2.14 include any of its Subsidiaries.

        Section 2.15 Labor Matters. The PacificNet Disclosure Schedule contains a list of all employment or consulting agreements, collective bargaining agreements or other contracts with a labor union or other labor or employee group, noncompetition agreements and confidentiality agreements binding on PacificNet or any of its Subsidiaries and any of their respective employees. To the actual knowledge of PacificNet, there are no efforts presently being made or threatened by or on behalf of any labor union with respect to the employees of PacificNet. To the actual knowledge of PacificNet, PacificNet is in compliance with all federal, state or other applicable laws, domestic or foreign, regarding employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice. No unfair labor practice complaint against PacificNet is pending or, to the actual knowledge of PacificNet is threatened in writing or verbally, before the National Labor Relations Board or similar foreign agency. There is no labor strike, dispute, slowdown or stoppage pending or threatened against or involving PacificNet. No representation question exists respecting the employees of PacificNet. No employment-related grievance or internal or informal complaint or liability with respect to the termination of any employee, consultant or agent exists or, to the actual knowledge of PacificNet, is threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted. No collective bargaining agreement is currently being negotiated by PacificNet, and PacificNet has not experienced any material labor difficulty. There has not been any adverse change in relations with employees of PacificNet as a result of any announcement or consummation of the transactions contemplated by this Agreement. PacificNet has received no notice that any employee of PacificNet is in violation of any term of any employment contract, or any other contract or agreement with or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by PacificNet because of the nature of the business conducted or to be conducted by PacificNet or to the use of trade secrets or proprietary information of others, and the employment of PacificNet' employees does not subject PacificNet to liability in connection with such covenants or agreements. There is neither pending nor, to the actual knowledge of PacificNet, threatened, nor, to the actual knowledge of PacificNet, is there any basis for asserting, a material claim against PacificNet or any of its Subsidiaries, or any of their respective employees, based on sexual harassment or employment discrimination laws. There is neither pending nor, to the actual knowledge of PacificNet, threatened Proceedings with respect to any contract, agreement, covenant or obligation referred to above nor, to the actual knowledge of PacificNet, is there any material basis for asserting the foregoing. Except as set forth in the PacificNet Disclosure Schedule, PacificNet has not entered into any severance or similar arrangement with any present or former employee that will result in any obligation, absolute or contingent, of eSat or PacificNet, to make any payment to any former employee following termination of employment. References to PacificNet in this Section 2.15 include each of its Subsidiaries.

        Section 2.16 Information for Filings. Except for information that is the subject of any section of this Article 2, which is expressly subject to any knowledge qualifier that may be contained in any such section, none of the information supplied or to be supplied by PacificNet for inclusion, or included, in any documents to be filed with any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any such regulatory authority, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

        Section 2.17 Taxes. For purposes of this Agreement, "Tax or Taxes" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, franchise, employment, payroll, withholding, alternative or added minimum, transfer or excise tax, or any other governmental fee or other like assessment or charge, together with any interest or penalties. All Taxes that are due and payable, other than those presently payable without penalty or interest, have been timely paid, and PacificNet has timely filed (and, through the Effective Date, will timely file) all federal, state, foreign and other tax returns required by law to be filed by it. All such Tax reports or returns are true, complete and correct in all material respects with regard to PacificNet for the periods covered thereby. PacificNet is not delinquent in the payment of any material Tax, there is no Tax deficiency asserted against PacificNet, and, except as provided above, there is no unpaid assessment, deficiency or delinquency in the payment of any of the Taxes of PacificNet. There are no Tax liens upon any properties or assets of PacificNet. No Internal Revenue Service, state, foreign or local, audit, investigation or Proceeding against PacificNet is pending or, to the best knowledge of PacificNet, threatened, and the results of any completed audits are properly reflected in the PacificNet Financial Statements. PacificNet has not granted any extension to any taxing authority of the limitation period during which any Tax liability may be asserted. All monies required for the payment of taxes not yet due and payable with respect to the operations of PacificNet through and including the Merger date have been approved, reserved against and entered upon the books and PacificNet Financial Statements. All monies required to be withheld by PacificNet from employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by PacificNet to governmental agencies or set aside in accounts for such purpose have been approved, reserved against and entered upon the books and PacificNet Financial Statements. References to PacificNet in this Section 2.17 include each of its Subsidiaries. The PacificNet Disclosure Schedule contains a list of, and PacificNet has provided eSat with true copies of, the U.S., state and foreign income tax returns for fiscal years ended December 31, 1999, 1998 and 1997 for PacificNet and each of its Subsidiaries.

        Section 2.18 Inventory. No item included in the inventories, materials or supplies of PacificNet or any of its Subsidiaries is pledged as collateral or held on consignment from others.

        Section 2.19 Proprietary Rights. No item included in the inventories, materials or supplies of PacificNet or any of its Subsidiaries is pledged as collateral or held on consignment from others. Except as set forth on the PacificNet Disclosure Schedule, PacificNet owns or validly licenses the right to use all technology, proprietary information, know-how, ideas (patented or unpatented), data, licenses, customer lists, processes, formulas, trade secrets, telephone numbers, computer software, computer programs, designs, inventions, trademarks, trademark registrations and applications therefor, registered and common law copyrights, and registered copyright applications, trade names (whether or not registered or registerable), service marks, service mark registrations and applications therefor (collectively, the "Proprietary Rights") necessary to conduct the business of PacificNet as the business is presently being conducted. The PacificNet Disclosure Schedule sets forth a complete and correct list (including, where applicable, registration or application numbers and dates of filing, renewal and termination) of all Proprietary Rights which have been protected by a filing or registration with a Governmental Body. PacificNet shall have, after the Effective Date, the exclusive right to use the Proprietary Rights as listed in the PacificNet Disclosure Schedule necessary to continue to conduct the business of PacificNet as the business is presently being conducted. No consent of any third party will be required for the use of the Proprietary Rights by PacificNet after the Effective Date. No claim or opposition has been asserted, or to the best knowledge of PacificNet, threatened, by any person or entity to the ownership of or PacificNet' right to use any of the Proprietary Rights or challenging or questioning the validity or effect of any license or agreement relating thereto, and, to the best knowledge of PacificNet, there is no basis for any such claim or assertion. PacificNet has ownership of, or valid licenses to use all of, the Proprietary Rights. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated. The Proprietary Rights owned by PacificNet are owned free and clear of all liens, charges, or encumbrances. Use by PacificNet of the Proprietary Rights will not, and the conduct of the business as presently conducted does not, infringe on or violate the rights of any other person or entity. No Proceedings have been instituted, are pending or are, to the best knowledge of PacificNet, threatened that challenge or oppose the rights of PacificNet with respect to any of the Proprietary Rights. PacificNet has not received any notice or inquiry from any person or entity of any alleged infringement by PacificNet. PacificNet has not given and is not bound by any agreement of indemnification in connection with any Proprietary Rights or, except for standard product warranties, any product or service sold or performed by PacificNet. PacificNet is not aware of any infringement by others of its Proprietary Rights. Set forth in the PacificNet Disclosure Schedule is a list of all confidentiality agreements entered into by PacificNet relating to the Proprietary Rights and all such contracts are in full force and effect. References to PacificNet in this Section 2.19 include each of its Subsidiaries.

        Section 2.20 Surety Obligations. Neither PacificNet nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued and none have entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any person or entity.

        Section 2.21 No Brokers. Except as set forth on the PacificNet Disclosure Schedule, PacificNet has not employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

        Section 2.22 Records. The respective minute books, books of account, stock record books and other records of PacificNet, all of which have been or will be made available to eSat, contain accurate and complete records of all corporate actions of the shareholders and Board of Directors (and committees thereof) during the periods of time in which such minute books were maintained.

        Section 2.23 Compliance With Law; Conduct. To the best knowledge of PacificNet, neither PacificNet nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or agency or any other Governmental Body, or any judgment, order, writ, injunction or decree of any court or agency, applicable to its business or operation, except where such violations or failure to comply would not have a Material Adverse Affect on PacificNet or any of its Subsidiaries. To the best knowledge of PacificNet, following the issuance of the FCC licenses set forth on the PacificNet Disclosure Schedule, PacificNet and its Subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their respective business as now being conducted.

        Section 2.24 Insurance. Contained in the PacificNet Disclosure Schedule is a complete and accurate description of all insurance maintained with respect to the assets, properties and business of PacificNet and each of its Subsidiaries. All of the insurable properties of PacificNet and its Subsidiaries are insured for PacificNet's benefit under valid and enforceable policies, and except as disclosed on the PacificNet Disclosure Schedule, are issued by insurers rated A or better by A.M. Best Company. All premiums and brokerage commissions owed by PacificNet or its Subsidiaries have been paid or properly accrued on the PacificNet Financial Statements.

        Section 2.25 Receivables. All accounts receivables at March 31, 2000, and all account receivables since that date have arisen in the ordinary course of business for products delivered or services rendered. PacificNet is not aware of any event or condition with respect to a specific customer that causes it to believe that any such receivable will not be collected in full in due course without resort to litigation and will not be subject to counter claim or setoff. The reserves for doubtful accounts reflected on the PacificNet Financial Statements (if any) have been determined in accordance with generally accepted accounting principles and past practice consistently applied.

        Section 2.26 [RESERVED].

        Section 2.27 Bank Accounts; Powers of Attorney. The PacificNet Disclosure Schedule completely and accurately lists the name and address of each bank, brokerage firm or other financial institution in which PacificNet or any of its Subsidiaries has an account or possesses a safe deposit box and sets forth the amount and nature of all cash and cash equivalents contained therein at March 31, 2000. The PacificNet Disclosure Schedule also lists the names of all persons authorized to draw thereon, or to have access thereto or to authorize transactions therein, and the names of all parties, if any, holding powers of attorney from PacificNet or any of its Subsidiaries with respect thereto or with respect to any other matter, and the account number of any such account. Neither PacificNet nor any of its Subsidiaries maintains any securities or commodity trading account or other brokerage account.

        Section 2.28 Product and Service Warranties. Except as disclosed on the PacificNet Disclosure Schedule, to the best knowledge of PacificNet, there is no claim against or liability of PacificNet or any of its Subsidiaries on account of product or service warranties or with respect to the manufacture, sale or lease of products or performance of services, and, to the best knowledge of PacificNet, there is no basis for any such claim on account of products heretofore manufactured, sold or leased or services performed.

        Section 2.29 Transactions with Affiliates. Except as set forth in the PacificNet Disclosure Schedule, neither PacificNet nor any of its Subsidiaries has engaged in any loans, leases, contracts or other transactions with any director, officer or key employee of PacificNet, or any member of any such individual's immediate family or any other Affiliate of PacificNet. As used in this Agreement, "Affiliate" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person or entity. A person or entity shall be deemed to control another person or entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person or entity, whether through the ownership of voting securities, by contract or otherwise. Except for the loans noted on the PacificNet Disclosure Schedule, immediately prior to the Effective Date, all advances or loans made by PacificNet or any of its Subsidiaries to any stockholder, officer, director, employee, Affiliate or agent of PacificNet or any of its Subsidiaries will have been repaid in full, with accrued interest to the date of repayment.

        Section 2.30 Price and Customer Lists. The PacificNet Disclosure Schedule sets forth (a) complete and accurate price lists of PacificNet and each of its Subsidiaries used currently, and (b) a list of PacificNet' and each of its Subsidiaries' current ten largest customers, as measured by annual sales volume. To the best knowledge of PacificNet, no material customer listed in the PacificNet Disclosure Schedule is seeking or presently intends to seek to terminate its relationship or agreement with PacificNet or that any such customer will not renew its existing agreement with PacificNet on the expiration date thereof on terms at least as favorable to PacificNet as those currently in effect.

        Section 2.31 Corrupt Practices. Since the inception of PacificNet, to the best knowledge of PacificNet, there have been no violations of the Foreign Corrupt Practices Act or any similar state or federal statute relating to bribery or similar offenses by PacificNet or any of its agents. To the best knowledge of PacificNet, neither PacificNet nor any officer, director, employee or agent of PacificNet (or any person acting on behalf of any of the foregoing) has since the date of PacificNet' incorporation, given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official, or any other person or entity who is or may be in a position to help or hinder PacificNet or assist PacificNet in connection with any actual or proposed transaction, which gift or similar benefit, if not given in the past, would have a Material Adverse Affect, or which would subject PacificNet to material penalty in any private or governmental Proceeding. References to PacificNet in this Section 2.31 include each of its Subsidiaries.

        Section 2.32 No Default. Neither PacificNet nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under (a) their respective Articles of Incorporation or Bylaws (or other similar charter documents); (b) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which PacificNet is now a party or by which PacificNet or any of its assets is bound; or (c) to the best knowledge of PacificNet, any judgment, order, writ, injunction, or decree, of any court, arbitrator, agency, official, authority or other Governmental Body.

        Section 2.33 Additional Items Reflected in the PacificNet Disclosure Schedule. In addition to items and information specifically referred to in previous sections of this Article 2, the PacificNet Disclosure Schedule contains a complete and accurate list or brief description of (a) all current or pending contracts or commitments not previously required to be described in the PacificNet Disclosure Schedule, written or otherwise, between PacificNet and any party that involve, in the aggregate, the payment or receipt by PacificNet of more than $25,000, which cannot be canceled without penalty upon 30 days' notice, or which otherwise are material to PacificNet; (b) any compensation, noncompetition, severance, consulting, or confidentiality agreements between PacificNet and any of its executive officers for the last two fiscal years and at present not previously required to be described in the PacificNet Disclosure Schedule; (c) the number and job category of all current employees of PacificNet, including with respect to key employees, their names, date of employment, current compensation (including sales commissions) and date and amount of last increase in compensation; (d) a list of all leases, contracts or agreements for which consents of any private persons or public authorities would be required (citing the section(s) thereof requiring such consents) for the consummation of the transactions contemplated hereby, or for the preventing of any termination of any material right, privilege, license or agreement of, or any loss or disadvantage to, PacificNet or eSat upon consummation of the transactions contemplated hereby; (e) all governmental licenses and permits relating to the operations of PacificNet and any of its Subsidiaries; and (f) any arrangements or agreements of PacificNet with its competitors. References to PacificNet in this Section 2.33 include each of its Subsidiaries.

        Section 2.34 Copies of Documents; Accuracy of Information Furnished. PacificNet has delivered or made available to eSat complete and accurate copies of all documents listed on the PacificNet Disclosure Schedule. All of the exhibits and schedules provided by PacificNet are true, correct and complete in all material respects and no written representation, warranty or statement made by PacificNet in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to eSat which is seeking complete and accurate information with respect to PacificNet.


                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF ESAT AND PNAC

               Except as set forth in the disclosure schedule delivered to PacificNet by eSat contemporaneously with the execution hereof (the "eSat Disclosure Schedule"), eSat and PNAC (to the extent applicable) hereby represent and warrant to PacificNet and the Owners as follows, which representations and warranties are made as of the date hereof and as of the Effective Date and shall survive the Effective Date regardless of what investigations, if any, PacificNet or any of the Owners shall have made prior hereto:

        Section 3.1 Organization; Qualification. Each of eSat and PNAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. eSat is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Affect on eSat.

        Section 3.2 Authority Relative to this Agreement. Each of eSat and PNAC has full corporate power and authority to execute, deliver and perform this Agreement and, subject to approval by the shareholders of PNAC and PacificNet, to consummate the transactions contemplated hereby. The execution and delivery by eSat and PNAC of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of each and, except for the approval of the Merger by the sole shareholder of PNAC, no other corporate actions on the part of PNAC are necessary with respect thereto. eSat and PNAC will take or cause to be taken all corporate action that is necessary for each to execute and file the Articles of Merger with the Secretary of State of Nevada, and to complete the transactions to be completed by PNAC pursuant to this Agreement. This Agreement has been duly and validly executed and delivered by eSat and PNAC and constitutes a legal, valid and binding obligation of both, enforceable against each in accordance with its terms.

        Section 3.3 Common Stock. The authorized common stock of eSat consists of 40,000,000 shares of eSat Common Stock, $0.001 par value per share, of which, as of April 12, 2000, 19,173,725 shares of eSat Common Stock are validly issued and outstanding, fully paid and nonassessable.

        Section 3.4 Validity of Shares to be Issued. The shares of eSat Common Stock to be issued to the stockholders of PacificNet as a result of the Merger have been duly authorized and, upon delivery thereof pursuant to the provisions of this Agreement, will be validly issued and outstanding, fully paid and non-assessable, not subject to any preemptive rights, and issued in compliance with applicable securities laws. Such shares will be "restricted securities" and, when delivered at the Effective Date, will not be registered with the SEC under the Securities Act of 1933, as amended. Later registration of those shares may be undertaken pursuant to Section 5.9.

        Section 3.5 Governmental Consents and Approvals. Except as set forth on the eSat Disclosure Schedule, the execution, delivery and performance by eSat and PNAC of this Agreement and the consummation of the transactions contemplated hereby by eSat and PNAC require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body, court, agency, or authority, other than (a) the filing of the Articles of Merger with the Secretary of State of Nevada, (b) any applicable filings with and consents and/or approvals of the SEC and state securities commissions under state securities laws and (c) consents, permits, authorizations, notifications or filings the failure of which to obtain or make would have a Material Adverse Affect on eSat or have a Material Adverse Affect the ability of eSat to perform its obligations set forth herein or to consummate the transactions contemplated hereby.

        Section 3.6 No Violations. Except as set forth on the eSat Disclosure Schedule, the execution, delivery and performance of this Agreement by eSat, the consummation by eSat and PNAC of the transactions contemplated hereby or compliance by eSat and PNAC with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of eSat, (b) result in a default, or give rise to any right of termination, cancellation or acceleration, or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action of any person, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise) agreement, lease or other instrument or obligation to which eSat is a party or by which eSat or any of its Subsidiaries may be bound other than that which has been or will be obtained, (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of eSat, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to eSat.

        Section 3.7 Financial Statements; SEC Reports. Except as set forth on the eSat Disclosure Schedule, the consolidated financial statements, financial statement schedules and notes to such financial statements and schedules of eSat ("eSat Financial Statements") contained in eSat's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC ("eSat Form 10-K") are complete and correct and were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as noted therein, and fairly present the information purported to be shown therein. All eSat Financial Statements have been prepared from the books and records of eSat and its subsidiaries, which accurately and fairly reflect the transactions and dispositions of the assets of eSat and its subsidiaries. Neither eSat nor any of its subsidiaries had any material liabilities, contingent or otherwise, whether due or to become due, known or unknown, other than as indicated on the latest balance sheets ("Latest eSat Balance Sheet") included in the eSat Financial Statements. eSat and its subsidiaries have adequately funded all accrued employee benefit costs and such funding is reflected in the balance sheets included in the eSat Financial Statements. eSat's Form 10-K and eSat's other public filings with the SEC are collectively referred to as the "eSat Filings."

        Section 3.8 Litigation. Except as disclosed in the eSat Filings or in the eSat Disclosure Schedule, there is no material Proceeding pending or, to the knowledge of eSat, threatened against, relating to or affecting eSat, any of its subsidiaries or any of their respective properties or assets or any officer or director of eSat or its subsidiaries relating to eSat or its subsidiaries, at law or in equity, before any Governmental Body nor, to the knowledge of eSat, is there any basis for asserting the foregoing. Except as disclosed in the eSat Disclosure Schedule, eSat is not subject to any material Proceeding by any Governmental Body.

        Section 3.9 Information of Filings. None of the information supplied or to be supplied by eSat for inclusion or included in any documents to be filed with any regulatory authority in connection with the transactions contemplated hereby will, at the respective time such documents are filed with such regulatory authority, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

        Section 3.10 No Brokers. Except for a finder's fee paid to Bob Hersh, eSat has not employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

        Section 3.11 Copies of Documents; Accuracy of Information Furnished. eSat has delivered or made available to PacificNet complete and accurate copies of all documents listed on the eSat Disclosure Schedule. All of the exhibits and schedules provided by eSat are true, correct and complete in all material respects and no written representation, warranty or statement made by eSat in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to PacificNet or any of the Owners, each of which is seeking complete and accurate information with respect to eSat and its Subsidiaries.

        Section 3.12 Due Diligence of eSat. eSat has not discovered any information, facts or circumstances in the course of its due diligence with respect to this Agreement which would lead it to believe that any of the representations and warranties of PacificNet contained in Article 2 hereof or the representations and warranties of Owners contained in Article 4 hereof are inaccurate in any material way.


                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF OWNERS

               Except as set forth in the disclosure schedule delivered to eSat and PNAC by Owners contemporaneously with the execution hereof (the "Owners Disclosure Schedule"), Owners hereby represent and warrant to eSat and PNAC as follows, which representations and warranties are made as of the date hereof and as of the Effective Date and shall survive the Effective Date regardless of what investigations, if any, eSat or PNAC shall have made thereof prior thereto:

        Section 4.1 Title to Shares. Immediately prior to the Effective Date, collectively, Owners shall be the lawful owners and holders of an aggregate of 10,000 shares of PacificNet Common Stock, and, on the Effective Date, shall hold all such shares. Each Owner's shares of PacificNet Common Stock are free and clear of all liens and encumbrances of any kind.

        Section 4.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Owners and constitutes the legal, valid and binding obligation of the Owners, enforceable against them in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws affecting enforcement of creditors' rights generally. The execution, delivery and performance by the Owners of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of any law to which the Owners are subject nor result in a breach or violation by the Owners of any of the terms or provisions of, or constitute a default by the Owners under any note, bond, mortgage, indenture, license, trust (constructive or other), agreement, lease, or other instrument or obligation to which the Owners are a party or by which the Owners are bound or by which any of the Owners may be organized. The Owners are not a party to, or subject to, or bound by, any currently existing order, judgment, injunction, writ or decree of any court or governmental authority, or any arbitration award that would restrict performance by the Owners of this Agreement or such other documents or instruments to be executed or delivered by the Owners in conjunction herewith.

        Section 4.3 Transfers to PacificNet. All assets, liabilities and properties belonging to any of the Owners, any PacificNet Subsidiary, or any affiliated partnership or limited liability company, that are to be transferred to PacificNet between the date of this Agreement and the Effective Date are set forth on the Owners Disclosure Schedule. Except as set forth in the Owners Disclosure Schedule, such assets and properties will be transferred free and clear of all liens and encumbrances of whatever kind and nature. The liens and encumbrances, if any, on such assets or property reflected in the Owner's Disclosure Schedule are, and at the Effective Date will be, the only liens or encumbrances relating to such assets or property. The procedures for completing the transfers are set forth on the Owners Disclosure Schedule.

        Section 4.4 Certain Transactions or Arrangements. Except for agreements and transactions entered into in connection with this Agreement and except as set forth in the Owners Disclosure Schedule, the Owners are not presently, directly or indirectly, a party to any transaction with PacificNet, including without limitation: (a) any contract, agreement, understanding or commitment or other arrangement providing for the furnishing of services by, rental of real or personal property from or otherwise requiring payments to the Owners or any Affiliate of the Owners; (b) any contract, agreement, understanding, commitment or other arrangement relating to the employment of the Owners by the Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan; or (c) any loans or advances to or from PacificNet.

        Section 4.5 Investments in Competitors. Except as set forth in the Owners Disclosure Schedule, the Owners do not own, directly or indirectly, any interest or have any investment in any corporation, business or other person or entity that is a competitor or potential competitor of, or that otherwise directly or indirectly does business with, PacificNet or affiliated entities.

        Section 4.6 Representations. The Owners have reviewed the representations, warranties and statements made by PacificNet in this Agreement and, subject to the knowledge of qualifiers (if any) made by PacificNet in those representations and warranties, which shall be equally applicable to the Owners, such representations and warranties do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement not misleading.

        Section 4.7 Investment Representation. Each Owner is receiving shares of the eSat Common Stock for investment for the Owner's own account, not on behalf of others and not with a view to sell or otherwise distribute such shares. Each Owner acknowledges that such shares of eSat Common Stock have not been registered under the Securities Act of 1933, as amended, or under any state securities laws, and therefore, cannot be resold after the Effective Date unless registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available and, as a result, each Owner must bear the risk of an investment in the eSat Common Stock for an indefinite period of time. Each Owner is aware of eSat's undertaking to register the shares set forth in Section 5.9 hereof. The financial condition of each Owner is currently adequate to bear the economic risk of an investment in the eSat Common Stock. Each Owner has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as eSat. Each Owner has received and carefully read the eSat Filings. Each Owner has had an opportunity to ask questions of, and receive answers from officers of eSat, concerning eSat and the eSat Common Stock and to obtain any additional information which each Owner reasonably requested and is material to its investment decision.

        Section 4.8 Copies of Documents; Accuracy of Information Furnished. The Owners have delivered or made available to eSat and PNAC complete and accurate copies of all documents listed in the Owners Disclosure Schedule. All the exhibits and schedules provided by the Owners are true, correct and complete in all material respects and no written representation, warranty or statement made by the Owners in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to eSat or PNAC who are seeking complete and accurate information with respect to the Owners.


                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

        Section 5.1 Conduct of Business of PacificNet. After the date hereof and prior to the Effective Date, PacificNet shall conduct its operations according to its normal course of business to preserve intact its business organization, use reasonable efforts to keep available the services of their officers and employees, use reasonable efforts to preserve and maintain satisfactory relationships and goodwill with licensors, suppliers, dealers, customers and all others having business relationships with them, pay the suppliers, vendors and taxing authorities of PacificNet in accordance with its usual business practices and in a timely fashion and continue to service and maintain all of its assets in a manner consistent with past practice.

        Section 5.2 Issuance of Options. eSat agrees to issue the Owners an aggregate of 1,000,000 options to purchase eSat common stock to be issued in connection with the Owners' employment by eSat after the Effective Date. Such options shall contain such terms and shall vest as set forth in the vesting schedule attached to the employment agreement by and between eSat and each Owner.

        Section 5.3 Forbearances by PacificNet. Except as contemplated by this Agreement, neither PacificNet nor any of its Subsidiaries shall, after the date hereof and prior to the Effective Date, without the prior written consent of eSat;

               (a) issue additional capital stock or any additional securities or obligations convertible into or exchangeable for, or giving any person any right to acquire, capital stock;

               (b) acquire any shares of its capital stock;

               (c) declare or pay any dividend;

               (d) issue any stock options, stock appreciation rights, warrants or any other rights relating to their respective securities;

               (e) sell (i) any assets not in the ordinary course of business or
(ii) any assets whether or not in the ordinary course of business for an amount greater than $25,000 except for invoiced sales of inventory previously disclosed in writing to eSat;

               (f) issue or incur additional debt for borrowed money;

               (g) mortgage, pledge or otherwise encumber any of their respective properties or assets;

               (h) make any investment in third parties or assets of a capital nature either by purchasing stock, securities or assets, contributing to capital, transferring property or otherwise making any investment;

               (i) make any commitments in excess of $25,000 for capital expenditures or other commitment or transaction;

               (j) increase in any manner, whether by bonus or otherwise, the compensation of any of their respective officers or employees;

               (k) amend their respective Articles of Incorporation or Bylaws (or similar charter documents) except as may be necessary to facilitate the consummation of the transactions contemplated by this Agreement;

               (l) undertake any action that will cause PacificNet to have negative working capital, as determined by generally accepted accounting principles; or

               (m) enter into any agreement to do any of the things described in clauses (a) through (l) above.

        Section 5.4 No Solicitation. Through the Effective Date, PacificNet, its officers and directors and the Owners will not, nor permit any of their respective officers, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) to, directly or indirectly (a) solicit, initiate or encourage submission of proposals or offers by, or (b) furnish any information with respect to or otherwise cooperate in any way with, or participate in any discussions or negotiations with, any corporation, partnership, person or other entity or group ("Person") with respect to any proposal regarding the acquisition or purchase of all or a material portion of the assets of, or any equity interest in, PacificNet, or any business combination with PacificNet. PacificNet and/or the Owners shall promptly notify eSat if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice, indicate in reasonable detail the identity of the offeror and the terms and conditions of any such proposal.

        Section 5.5 Investigation of Business and Properties. Each party hereto may make or cause to be made such investigation of the business and properties of the other parties and of their financial and legal condition as such party deems appropriate or advisable to familiarize himself/itself therewith, provided such investigation shall not unreasonably interfere with the normal operations of the other parties.

        Section 5.6 Confidentiality. Each party agrees with respect to all technical, commercial and other information that is furnished or disclosed by the other parties, whether or not stamped "Confidential" or identified as such in writing following disclosure, including, but not limited to, information regarding such party's (and its subsidiaries' and affiliates') organization, personnel, business activities, customers, subscribers, policies, assets, finances, costs, sales, revenues, technology, rights, obligations, liabilities and strategies (the "Information"), that, unless and until the transactions contemplated hereby shall have been consummated, (a) such Information is confidential and/or proprietary to the furnishing/disclosing party and entitled to and shall receive treatment as such by the receiving party; (b) the receiving party will hold in confidence and not disclose or use (except in respect of the transactions contemplated hereby) any such Information, treating such Information with the same degree of care and confidentiality as it accords its own confidential and proprietary information; provided, however, that the receiving party shall not have any restrictive obligation with respect to any Information that (i) is contained in a printed publication available to the general public, (ii) is or becomes publicly known through no wrongful act or omission of the receiving party, (iii) is known by the receiving party without any proprietary restrictions by the furnishing/disclosing party at the time of receipt of such Information, (iv) the use of which is necessary or appropriate in making any filing or obtaining any consent or approval required for consummation of the Merger, or (iv) is required to be furnished or used in connection with any Proceedings; and (c) all such Information furnished to a party by another, unless otherwise specified in writing, shall remain the property of the furnishing/disclosing party and, in the event this Agreement is terminated, shall be returned to it, together with any and all copies made thereof, upon written request for such return by it (except for documents submitted to a governmental agency with the consent of the furnishing/disclosing party or upon subpoena and that cannot be retrieved with reasonable effort), and each party shall confirm in writing to the others compliance with any such request. Each party hereto acknowledges that the remedy at law for any breach by a party of its obligations under this section is inadequate and that the other parties shall be entitled to equitable remedies, including injunctive relief, in the event of breach by any other party.

        Section 5.7 Public Announcements. eSat and PacificNet shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or transactions contemplated hereby, shall not issue any such press release or make any such public statement prior to such consultation, and shall consult with each other as to form and substance of other public disclosures related thereto; provided however, that nothing contained herein shall prohibit either party from making any disclosure that is required by law. None of the Owners shall make any announcement with respect to the Merger, this Agreement or transactions contemplated hereby, without the express written consent of eSat.

        Section 5.8 Agreement to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts to do all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including, but not limited to, the obtaining of all consents, authorizations, orders and approvals of any governmental commission, board or other regulatory body required in connection therewith and initiating or defending any legal action that is necessary or appropriate to permit the transactions contemplated hereby to be consummated. Without limiting the foregoing, none of the Owners will take any action to exercise any statutory appraisal rights that they may have with respect to the Merger. At any time after the Effective Date, if any further action is necessary, proper or advisable to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause its proper officers to take, such action. No party to this Agreement shall take or cause to be taken any action that would cause the representations or warranties expressed herein to be untrue or incorrect on the Effective Date.

        Section 5.9 Registration Rights. eSat will grant the Owners "piggyback" registration rights with respect to the eSat Common Stock issued pursuant to
Section 1.2 (the "Piggyback Registration Rights"). The form of Registration Rights Agreement setting forth the Piggyback Registration Rights is set forth on Exhibit G hereto.

        Section 5.10 PacificNet Shareholders' Approval. No later than the Effective Date, PacificNet shall hold a meeting of its shareholders for the purpose of voting upon the Merger. In connection with such meeting, PacificNet shall mail all required notices and other materials to its shareholders, and the Board of Directors of PacificNet shall recommend approval of the matters related to the Merger to be voted upon at such shareholder meeting and shall use its best efforts to obtain such shareholder approval. In lieu of such meeting, such approval may be in the form of the unanimous written consent of the shareholders of PacificNet.

        Section 5.11 PNAC Shareholder's Approval. No later than the Effective Date, PNAC shall obtain the written consent of its sole shareholder to the Merger.

        Section 5.12 Agreement Regarding Brokers. Each party agrees that it or he will pay or dispute, and indemnify and hold the other parties harmless from, any claims of brokers or others for finder's or brokerage fees asserted as a result of representations by such party to such brokers or others, regardless of whether the existence of such brokers or others are disclosed herein.

        Section 5.13 Notice. PacificNet shall promptly give notice to eSat and the Owners upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, any of PacificNet' representations or warranties being or becoming untrue. eSat will promptly give notice to PacificNet and the Owners upon becoming aware of the occurrence or failure to occur, of any event that would cause or constitute, any of eSat's representations or warranties being or becoming untrue. Owners will promptly give notice to eSat and PacificNet upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, any of the Owners' representations or warranties being or becoming untrue.

        Section 5.14 Representation, Warranties, and Agreements; Survival. The representations, warranties and indemnities of PacificNet, eSat and Owners, contained in this Agreement and any related documents, shall survive for a period of two years from the Effective Date; provided, however, that the representations and warranties relating to Section 2.19 shall only survive for a period of one year from the Effective Date, and the representations and warranties relating to any Claims (as defined below) relating to the subject matter of Sections 2.13 and 2.17 shall survive for a period of time equal to the applicable statute of limitations underlying any action brought by a local, state or federal agency which gives rise to such Claims. At the end of the survival period of the representations and warranties of PacificNet and Owners, eSat shall, without further action, be deemed to have fully released PacificNet and Owners from any and all responsibility with respect to a breach of such representations and warranties (including any obligation under the indemnification provisions contained in Section 5.15) unless during such survival period eSat shall have given PacificNet and Owners notice of the nature and reasonable particulars under the then existing circumstances of any claimed breach by PacificNet and/or Owners. At the end of the survival period of representations and warranties of eSat, Owners shall, without further action, be deemed to have fully released eSat from any and all responsibility with respect to a breach of such representations and warranties (including any obligation under the indemnification provisions contained in Section 5.15) unless during such survival period Owners shall have given eSat notice of the nature and reasonable particulars under the then existing circumstances of any claimed breach by eSat and the basis therefor. The obligations, covenants and agreements of PacificNet, Owners and eSat contained in this Agreement and any related documents shall survive the Closing. The representations, warranties, obligations, covenants, indemnities and agreements shall not be affected by, and shall remain in full force and effect notwithstanding, any investigation at any time made by or on behalf of any party hereto or any information any party may have with respect thereto.

        Section 5.15 Indemnification.

               (a) Owners Indemnify eSat. To the extent provided in Sections 5.15(d) and (e), Owners, jointly and severally, shall indemnify and hold eSat harmless from and against, and promptly reimburse eSat for, any and all loss, expense, damage, deficiency, liability or obligation, including investigative and settlement costs and attorneys' fees (collectively, "Claims"), arising out of or in connection with any breach of representation or warranty of PacificNet or Owners contained in Article 2 hereof or in any certificate delivered pursuant hereto, regardless of whether eSat relied upon the truth of such representation or warranty; provided that in connection with any Claim pertaining to tax liabilities of PacificNet, eSat shall, prior to asserting such Claim: (i) notify the Owners promptly upon receipt by eSat and/or PacificNet of the demand, levy or assertion of claim from the applicable tax authority which gives rise to the eSat Claim, and (ii) exercise best efforts to contest such demand, levy or assertion of claim. To the extent provided in Sections 5.15(d), each Owner, individually, shall indemnify and hold eSat harmless from and against, and promptly reimburse eSat for any Claim arising our out of or in connection with any breach of representation or warranty of Owner contained in
Article 4 hereof or in any certificate delivered pursuant hereto, regardless of whether eSat relied upon the truth of such representation or warranty or had knowledge of any breach thereof. In computing the amount to be paid by Owners under this Section 5.15(a), there shall be deducted an amount equal to any tax benefits actually received by eSat, PacificNet or any of its Subsidiaries, taking into account the income tax treatment of the receipt of such indemnity payment.

               (b) eSat Indemnifies Owners. eSat shall indemnify and hold each of the Owners harmless from and against, and promptly reimburse each of the Owners for, any and all loss, expense, damage, deficiency, liability or obligation, including investigative and settlement costs and attorneys' fees, arising out of or in connection with any breach of representation or warranty of eSat contained in Article 3 hereof or in any certificate delivered pursuant hereto, regardless of whether any of the Owners relied upon the truth of such representation or warranty.

               (c) Procedure for Indemnification. Upon receipt by a party entitled to indemnification hereunder (the "Indemnified Party") of notice of any situation, event or occurrence that might give rise to a claim for indemnification of such Indemnified Party against any of another party pursuant to this Section 5.15, the Indemnified Party shall give prompt written notice thereof to the other party (an "Indemnifying Party"), indicating with reasonable specificity the nature and amount of such indemnification. Failure to give any notice provided under this Section 5.15(c) shall in no way be deemed a forfeiture of the Indemnified Party's rights to be indemnified under Section
5.15. A claim for indemnity may, at the option of the Indemnified Party, be asserted as soon as any situation, event, or occurrence has been noticed by the Indemnified Party, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred. Disputed claims will be resolved pursuant to
Section 5.16.

               (d) Indemnification Threshold. eSat will not be eligible to obtain any indemnification from the Owners hereunder until the aggregate amount of all losses, expenses, damages, deficiencies, liabilities and other obligations arising out of or in connection with any breach of representation or warranty of PacificNet or Owners exceeds $100,000 in the aggregate and then only for the amount of such excess; provided, however, that, notwithstanding this
Section 5.15(d), eSat shall be immediately indemnified for: (i) all amounts in excess of $5,000 sustained in connection with the Aquafauna Biomarine, Inc. litigation listed in Section 2.10 of the PacificNet Disclosure Schedule; and
(ii) all amounts in excess of $20,000 sustained in connection with the unlicensed use of software described in Section 2.19 of the PacificNet Disclosure Schedule.

        Section 5.16 Resolution of Disputed Claims under Section 5.15. All disputed claims for indemnification by eSat under Section 5.15 ("Claims") shall be resolved in accordance with this Section 5.16. All such Claims shall be resolved under this Section 5.16 upon written notice of each such Claim given by eSat to the party or parties from whom identification is sought and to the Los Angeles office of the American Arbitration Association (the "Arbitration Notice").

               (a) Mutual Agreement or Arbitration. In the event of an Arbitration Notice, the parties agree to first endeavor in good faith to settle the Claims described therein by mutual agreement, by means of discussions between David Pennells (or, in his absence or unavailability, another representative of the Owners selected by a majority in interest of the Owners as of the Effective Date) and a senior executive of eSat . If the parties cannot mutually agree on the resolution of such Claims within ten days after the Arbitration Notice, then the Claims shall be resolved by arbitration by a single arbitrator in accordance with Title 9, Section 1280 et seq. of the California Code of Civil Procedure, subject to the further conditions and provisions set forth in Sections 5.16(b) through (d).

               (b) Qualifications for Arbitrator. The neutral arbitrator selected to hear such Claim shall be a neutral businessperson, accountant, lawyer or judge (active or retired) who lives or works within Los Angeles or Orange County, California and is experienced in resolving disputes under acquisition agreements and who will arbitrate the Claims at a reasonable cost ("Experienced Person").

               (c) Selection of Arbitrator. Such Experienced Person shall be selected by the parties within 15 days after delivery of an Arbitration Notice. If the parties are unable to agree on a single arbitrator, each party will pick an Experienced Person within 20 days of the delivery of the Arbitration Notice. Within ten days of being selected, those two Experienced Persons shall select a third Experienced Person, which third Experienced Person shall be the single arbitrator.

               (d) Schedule for Arbitration; Location of Arbitration. Within five business days after his or her selection, the arbitrator shall schedule an arbitration hearing in Los Angeles County, California to be held not later than 40 days after the Arbitration Notice (or as soon as reasonably practicable thereafter). The purpose of the hearing shall be to receive testimony and evidence from the parties with respect solely to the Claims in dispute and to determine whether such Claims are valid and the amount thereof, if such is in dispute. The arbitrator shall exercise his or her best efforts to render a decision within 15 days after the conclusion of the hearing. Such decision shall be evidenced by an order and shall be issued in writing and shall specify in reasonable detail the nature of the Claims and the arbitrator's determination as to the amount thereof. Any decision of the arbitrator shall be final, non-appealable, binding and conclusive upon the parties hereto and all of the parties who have been joined in such matter, and a judgment may be entered upon such decision in accordance with the laws of any applicable jurisdiction.

               (e) Discovery. The provisions of Section 1283.5 of the California Code of Civil Procedure, which provide for discovery, are expressly incorporated into this Agreement; provided, however, that the arbitrator shall be empowered to limit discovery for good cause shown and in the interests of justice in order to assure that the arbitration of the Claim will proceed within the applicable time period. In that regard, the parties agree to work together in good faith to arrive at mutually acceptable procedures, and in the event that the parties are unable to agree, such issues shall be submitted to the arbitrator for his determination.

               (f) Fees and Costs. Each party shall bear its own costs, fees and expenses of arbitration, including without limitation attorneys' fees and costs of transcripts, and each party agrees to pay one-half of the compensation to be paid to the arbitrator in any such arbitration; provided, however, that the arbitrator shall have the authority to award costs and expenses to the prevailing party.

        Section 5.17 5.17 Tax Return Filings.

               (a) Owners' Obligations. Owners shall file, or cause to be filed, on a timely basis and at their sole cost and expense, all tax returns with respect to PacificNet and its Subsidiaries for tax periods ending prior to or on March 31, 2000. The Owners agree that, prior to filing any tax returns for tax periods ending prior to or on March 31, 2000, they will provide copies of such returns (and all schedules thereto) to eSat and shall permit eSat sufficient time to review such returns prior to filing.

               (b) eSat Obligations. eSat and its subsidiaries shall file, or cause to be filed, on a timely basis and at their sole cost and expense all tax return with respect to PacificNet and its Subsidiaries for tax periods ending after March 31, 2000.

        Section 5.18 Election to Board of Directors. eSat and the Owners understand and agree that as long as David Pennells and Richard Elliot shall remain employed by eSat, eSat shall cause a sufficient number of shares of Surviving Corporation common stock to be voted such that David Pennells and Richard Elliot shall be members of Surviving Corporation's Board of Directors.

        Section 5.19 Section 368(a)(2)(D) Reorganization. eSat and PNAC hereby agree that, if the Merger otherwise qualifies as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended ("Code"), they will not take any action that will cause the Merger to be disqualified under Code Section 368(a)(2)(D).

        Section 5.20 Condition Subsequent. All parties hereto agree that, as a condition to the effectiveness of the transactions contemplated hereby, both of the following must occur: (a) the Merger must be effective according to the laws of the State of Nevada, and (b) the Purchase (as defined in the Stock Purchase Agreement of even date herewith by and between eSat, InterWireless, Inc. and the shareholders thereof) must have been fully consummated with the payment of all funds and the transfer of all stock required thereby. The parties agree not to take any action that would interfere with the successful satisfaction of these conditions. If either or both of the above-referenced conditions are not satisfied by April 19, 2000, at 5:00 p.m., then, absent mutual agreement to extend such deadline by all parties hereto, the transactions contemplated by the Stock Purchase Agreement and the Merger Agreement shall be rescinded.

                                   ARTICLE 6

           CONDITIONS PRECEDENT TO CLOSING AND POST-CLOSING COVENANTS

        Section 6.1 General Conditions. Consummation of the Merger shall be subject to the fulfillment at the Effective Date of each of the following conditions.

               (a) No Injunction. No court having jurisdiction shall have issued, to the knowledge of eSat, PacificNet or Owners, an injunction preventing the consummation of the Merger that shall not have been stayed or dissolved at the Effective Date.

               (b) Securities Law. eSat shall have filed all applicable federal and state securities law notices of issuance of eSat Common Stock in connection with the Merger.

               (c) Corporate and Other Actions. All actions taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the parties and their counsel, and the parties and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the parties or their counsel may reasonably request.

               (d) Preparation of PacificNet Budget. eSat and PacificNet shall agree on an operating budget for PacificNet for the 12 months following the Effective Date. Such budget shall include an estimate of capital needs for such time period, and the approximate timing for eSat to fund such capital needs.

        Section 6.2 Conditions to Closing in Favor of PacificNet. Consummation of the Merger shall be subject to the fulfillment, to the satisfaction of PacificNet, or written waiver, at or before the Effective Date, of each of the following conditions:

               (a) Copies of Resolutions of eSat and PNAC. eSat shall have furnished PacificNet with copies of resolutions duly adopted by the Board of Directors and stockholders of PNAC and the Board of Directors of eSat approving the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of eSat and the Secretary or Assistant Secretary of PNAC.

               (b) Opinion of Counsel for eSat. eSat shall have furnished PacificNet with an opinion dated the Effective Date of Arter & Hadden LLP, counsel for eSat, in the form attached hereto as Exhibit C.

               (c) Representations and Warranties of eSat. The representations, warranties and statements of eSat contained in this Agreement, the exhibits hereto and the eSat Disclosure Schedule, shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Effective Date, except for changes contemplated by this Agreement, as if made on the Effective Date; and eSat shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Date.

               (d) eSat Officers' Certificate. eSat shall have delivered to PacificNet an Officer's Certificate, dated the Effective Date, to the effect that (i) such officer is familiar with the provisions of this Agreement and (ii) the conditions specified in Section 6.1 and in paragraph (c) of this Section 6.2 have been satisfied in all material respects.

               (e) Governmental Consents, Authorizations, Etc. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body that are required for, or in connection with, the execution and delivery of this Agreement by eSat and PNAC and the consummation by eSat and PNAC of the transactions contemplated hereby shall have been obtained or made.

               (f) Legislation. No law or legally binding regulation shall have been enacted that does or would prohibit, restrict or delay consummation of the Merger or any of the conditions to the consummation of the Merger or that does or would have a Material Adverse Affect on eSat.

               (g) PNAC Shareholder Approval. The sole shareholder of PNAC shall have voted in favor of the Merger.

               (h) Consents. On or before the Effective Date, eSat shall have obtained all necessary or required consents to the transactions contemplated by this Agreement or otherwise necessary.

               (i) Employment Agreement. eSat or PacificNet shall have entered into employment agreements with David Pennells and Richard Elliot in form and substance mutually satisfactory to eSat, David Pennells and Richard Elliot.

        Section 6.3 Conditions to Closing in Favor of eSat. Consummation of the Merger shall be subject to the fulfillment, to the satisfaction of eSat, or written waiver, at or before the Effective Date of the following conditions:

               (a) Inspection of Proprietary Rights. PacificNet shall have furnished eSat for inspection and review all items described or referenced in the first sentence of Section 2.19 hereof not furnished during eSat's due diligence investigation.

               (b) Shareholder Acknowledgments. PacificNet shall have furnished eSat with acknowledgment agreements by all PacificNet shareholders in the form attached hereto as Exhibit D.

               (c) Copies of Resolutions of PacificNet. PacificNet shall have furnished eSat with copies of resolutions duly adopted by the Board of Directors and shareholders of PacificNet approving the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of PacificNet.

               (d) Opinion of Counsel for PacificNet. PacificNet shall have furnished eSat with an opinion dated the Effective Date of Schneider & Warren, LLP, counsel for PacificNet, in form attached hereto as Exhibit E.

               (e) Representations and Warranties of PacificNet and Owners. The representations, warranties and statements of PacificNet and Owners contained in this Agreement, the exhibits hereto, the PacificNet Disclosure Schedule and the Owners Disclosure Schedule shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Effective Date, except for changes contemplated by this Agreement, as if made at and as of the Effective Date; and PacificNet and Owners shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Date.

               (f) PacificNet Officers' and Owners Certificates. PacificNet shall have delivered to eSat an Officer's Certificate, dated the Effective Date, to the effect that (i) such officer is familiar with the provisions of this Agreement and (ii) the conditions specified in Section 6.1 have been fully satisfied. The Owners shall have delivered to eSat a Certificate, dated the Effective Date, to the effect that (i) they are familiar with the provisions of the Agreement and (ii) the conditions specified in Section 6.1 and in paragraph
(e) of this Section 6.3 have been fully satisfied.

               (g) Governmental Consents, Authorizations, Etc. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body that are required for or in connection with, the execution and delivery of this Agreement by PacificNet and the consummation by PacificNet of the transactions contemplated hereby shall have been obtained or made.

               (h) No Dissenters. No Owner has exercised dissenters' rights under applicable law.

               (i) Legislation. No law or legally binding regulation shall have been enacted that does or would prohibit, restrict or delay consummation of the Merger or any of the conditions to the consummation of the Merger or that does or would have a Material Adverse Affect on PacificNet.

               (j) Owners Noncompetition Agreements. Each Owner shall have entered into a noncompetition agreement with eSat in the form attached as Exhibit F.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

        Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether or not stockholder approval has been received:

               (a) by mutual consent of the Boards of Directors of PacificNet and eSat;

               (b) by PacificNet if any representation or warranty of eSat, or by eSat if any representation or warranty of PacificNet or Owners, contained herein shall have been incorrect or breached in any material respect, as to which notice shall have been given to such party, and shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Effective Date, or by either PacificNet or eSat if any condition to the consummation of the Merger that must be fulfilled to its satisfaction has (in the good faith judgment of its Board of Directors) become impractical to be fulfilled;

               (c) by either PacificNet or eSat if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or

               (d) by PacificNet or eSat if the Merger has not become effective by April 19, 2000, unless otherwise agreed by both parties; provided, however, that no party shall be permitted to terminate hereunder if such party is in violation of this Agreement.

        Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided herein, this Agreement shall become wholly void and have no further force and effect except as hereinafter provided; and there shall be no liability on the part of PacificNet or eSat (or their respective officers of directors) except to comply with the confidentiality provisions of Section
5.6 hereof, and except as otherwise provided herein. Nothing contained herein shall relieve any party from liability for its breach of this Agreement.

        Section 7.3 Amendment. This Agreement and the exhibits and schedules hereto may be amended by the parties hereto at any time prior to the Effective Date; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

        Section 7.4 Extension; Waiver. At any time prior to the Effective Date, any corporate party hereto that is entitled to the benefits hereof, by action taken by its Board of Directors or a duly authorized officer, may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto, (b) in whole or in part, waive any inaccuracy in the representations and warranties of any of the other parties hereto contained herein or in any exhibit or schedule hereto or in any document delivered pursuant hereto, and (c) in whole or in part, waive compliance with any of the agreements of any of the other parties hereto or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid as set forth in an instrument in writing signed and delivered on behalf of such party.

        Section 7.5 7.5 Dual Transactions. Reference is made to that certain Stock Purchase Agreement of even date by and between InterWireless, Inc., an affiliate of PacificNet, as seller, and eSat, as buyer (the "Stock Agreement"). The parties agree that the two agreements and transactions contemplated thereunder, including all ancillary agreements, are intended to be indivisible with neither transaction occurring in the absence of the other. Therefore, a rescission of the transaction contemplated by the Stock Agreement shall automatically result in a rescission of the transaction contemplated by this Agreement, and a rescission of the transaction contemplated by this Agreement shall automatically result in a rescission of the transaction contemplated in the Stock Agreement.


                                   ARTICLE 8

                               GENERAL PROVISIONS

        Section 8.1 8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or transmitted by telex, telecopy or telegram, mailed by registered or certified mail (return receipt requested) or sent by a recognized next business day courier to the persons at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to eSat:                         eSat, Inc.
                                            16520 Harbor Boulevard, Building G
                                            Fountain Valley, California  92708
                                            Attention:  Michael C. Palmer
                                            Fax:  (714) 418-3200

               with a copy to:              Arter & Hadden LLP
                                            725 S. Figueroa Street, Suite 3400
                                            Los Angeles, California  90017-5434
                                            Attention:  David Decker, Esq.
                                            Fax:  (213) 617-9255

        If to PacificNet:                   PacificNet, Inc.
                                            10 Universal City Plaza, No. 1130
                                            Los Angeles, California 91680
                                            Attention:  Mr. David Pennells
                                            Fax:  (818) 464-2799

               with a copy to:              Schneider & Warren, LLP
                                            9100 Wilshire Boulevard
                                            Seventh Floor - West Tower

                                            Beverly Hills, California 90212
                                            Attention:  Mitchell I. Burger, Esq.
                                            Fax:  (310) 274-2330

        If to Owners:                       David Pennells
                                            c/o PacificNet, Inc.
                                            10 Universal City Plaza, No. 1130
                                            Los Angeles, California 91680
                                            Attention:  Mr. David Pennells
                                            Fax:  (818) 464-2799

                                            Richard Elliot
                                            c/o PacificNet, Inc.
                                            10 Universal City Plaza, No. 1130
                                            Los Angeles, California 91680
                                            Attention:  Mr. Richard Elliot
                                            Fax:  (818) 464-2799

               with a copy to:              Schneider & Warren, LLP
                                            9100 Wilshire Boulevard
                                            Seventh Floor - West Tower
                                            Beverly Hills, California 90212
                                            Attention:  Mitchell I. Burger, Esq.
                                            Fax:  (310) 274-2330

        Section 8.2 Fees and Expenses of the Transaction. eSat shall bear its own tax, accounting and legal expenses in negotiating, executing and delivering this Agreement and any related documents and in preparing for the consummation of the merger (collectively, "Transaction Expenses"). The individual Owners shall bear the balance of all Transaction Expenses incurred by PacificNet, any of its Subsidiaries, or any of the Owners, regardless of whether those Transaction Expenses are invoiced to PacificNet.

        Section 8.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

        Section 8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 8.5 Miscellaneous. This Agreement, including the Exhibits and Schedules hereto, (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the Merger; (c) shall not be assigned by operation of law or otherwise; (d) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto; and (e) shall be governed in all respects, including validity, interpretation and effect by the substantive laws of the State of California without regard to conflict of law provisions.

        Section 8.6 Survival. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties that are contained herein, and each such representation and warranty shall survive such investigation for the period set forth in Section 5.14.

        Section 8.7 Mutual Cooperation. After the Effective Date, the Owners, PacificNet and its Subsidiaries and eSat and its subsidiaries shall, and shall cause their agents and employees to, cooperate with each party as reasonably requested by such party in connection with the prosecution or defense of any claims or matters relating to PacificNet and its Subsidiaries. Such cooperation shall include but is not limited to tax matters involving PacificNet, its Subsidiaries and the Owners. Cooperation shall include making books and records available and permitting access to employees, the Owners and other persons. The requesting party shall reimburse the other party for any out-of-pocket expenses incurred by it in connection with such request.



                [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed by their duly authorized officers.


                                        ESAT, INC.


                                        By  /s/ MICHAEL C. PALMER
                                           -------------------------------------
                                            Michael C. Palmer, President


                                        PN ACQUISITION CO.


                                        By  /s/ MICHAEL C. PALMER
                                           -------------------------------------
                                            Michael C. Palmer, President

                                                          "PNAC"

                                        PACIFICNET TECHNOLOGIES, INC.


                                        By  /s/ RICHARD ELLIOT
                                           -------------------------------------
                                            Richard Elliot, President



                                        "OWNERS"



/s/ DAVID PENNELLS                      By  /s/ RICHARD ELLIOT
--------------------------------           -------------------------------------
David Pennells                              Richard Elliot

                                   SCHEDULE A



                         PacificNet Disclosure Schedule

                                   SCHEDULE B



                            eSat Disclosure Schedule



                                      None

                                   SCHEDULE C



                           Owners Disclosure Schedule